EXHIBIT 10.3

SETTLEMENT AGREEMENT AND RELEASE

This Settlement Agreement and Release (the “Settlement Agreement”) is entered into on this 30th day of August, 2015, by and among BLUE EARTH SOLAR, INC. (formerly known as Xnergy and hereinafter “BES”), BLUE EARTH, INC. (“BEI”), HAWAII SOLAR, LLC aka HAWAII SOLAR DBA NEP, LLC aka NEP Solar (“HS”) and NATIONAL ENERGY PARTNERS, LLC (NEP) (collectively the “Parties”):

WITNESSETH:

WHEREAS, the Department of Education of the State of Hawaii (the “DOE”) posted Request for Proposals for Project Nos. R6100610-Oahu Schools and P61102-11 Kauai Schools, seeking offers from qualified individuals and entities for the design and installation of photovoltaic systems at various schools on the islands of Oahu and Kauai (the “Photovoltaic Projects”); and

WHEREAS, Hawaii Pacific Solar, LLC (“HP Solar”) was awarded the contracts for the design and construction of the Photovoltaic Projects at the schools; and

WHEREAS, Hawaii Pacific Solar, LLC assigned to HS its interest in those contracts as they related to 15 Photovoltaic Projects on the Island of Kauai and the 9 Photovoltaic Projects on the Island of Oahu; and

WHEREAS, NEP and BES entered into a Binding Memorandum of Understanding with an effective date of March 21, 2013 with respect to the development of the 15 Photovoltaic Projects on the Island of Kauai, and a Binding Memorandum of Understanding with an effective date of April 11, 2013 with respect to the development of the 9 Photovoltaic Projects on the Island of Oahu (hereinafter the “MOU’s”);

WHEREAS, NEP is the managing member of HS; and

WHEREAS, HS and BES entered into 24 Engineering, Procurement and Construction Agreements (the “EPC Agreements”), one for each of the 15 Photovoltaic Projects on the Island of Kauai and the 9 Photovoltaic Projects on the Island of Oahu; and

WHEREAS BEI executed guaranties for obligations of BES under each of the 24 EPC Agreements and NEP executed guaranties for obligations of HS under each of the 24 EPC Agreements (the “Parent Guaranties”); and

WHEREAS, a dispute arose between the Parties arising out of the Photovoltaic Projects, the EPC Agreements, and the Parent Guaranties; and

WHEREAS, BES and BEI initiated an action in the First Circuit Court of the State of Hawaii entitled Xnergy and Blue Earth, Inc. vs. Hawaii Solar, LLC, National Energy Partners, LLC, et al., Civil No. 14-1-1694-08 JHC (the “Xnergy Action”); and

WHEREAS, BES initiated an action in the First Circuit Court of the State of Hawaii entitled Blue Earth Solar, Inc., fka Xnergy vs. State of Hawaii, Department of Education, Kathryn S. Matayoshi, in her official capacity as Superintendent of Education, Hawaii Pacific Solar, LLC, Hawaii Solar, LLC, et al, Civil No. 14-1-2078-10 ECN (the “DOE Action”) and;

WHEREAS, the Parties agreed to attempt to resolve their disputes through arbitration in a proceeding administered by Dispute Prevention & Resolution, Inc. (“DPR”), entitled Blue Earth Solar, Inc. (formerly known as Xnergy) and Blue Earth, Inc., Claimant/Cross-Respondents vs. Hawaii Solar, LLC and National Energy Partners, LLC, Respondents/Cross-Claimant, DPR No. 15-0044-A (the “DPR Arbitration”); and

WHEREAS certain additional claims have been asserted by BES, but not yet been made the subject of any proceeding or litigation, as against the “Lender” for the EPC Agreements and the Photovoltaic Projects, Western Alliance Bank, an Arizona Corporation (as successor in interest to Bridge Bank, National Association)(hereinafter “Bridge Bank”); and as against Enertis Solar, S.L., Stellavise LLP and Matt Baxley (collectively the “Independent Engineer” for the EPC Agreements and the Photovoltaic Projects); and

WHEREAS, the Parties, without the admission of liability by any Party to this Settlement Agreement, and in order to avoid the expense and inconvenience of further litigation, desire to settle and compromise the claims and controversies between them and to terminate the Xnergy Action, the DOE Action and the DPR Arbitration with prejudice;

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby AGREED among the Parties that all claims asserted between and among the Parties in the Lawsuit, and all other claims released herein, shall be settled and compromised upon the following terms and conditions:

1.

Payment by BES AND BEI.

a.

Cash.  Within twenty-one (21) calendar days of the execution of this Settlement Agreement, BES and/or BEI will pay to HS the sum of $500,000 by means of a check from the Bushnell Law Group client trust account, cashier’s check, or wire transfer to the Clay Chapman Iwamura Pulice & Nervell Trust Account.  Wire instructions are attached as Exhibit 1.

b.

BEI Stock.  HS and NEP represent and warrant that HS is currently the sole member owning 100% of the membership interest in DOE Hawaii Solar 2014 Limited Liability Company, located at 614 S. White Horse Pike, Lindenwold, New Jersey 08021 (“DOE-HS”).  BEI will issue restricted shares of its common stock (“BEI Stock”) to DOE-HS in the value of $325,000, at the time, and under the following terms and conditions for valuation and registration:

i.

The valuation of the stock will be made as of the close of a trading day on the Nasdaq Stock Market (“Valuation Date”).

ii.

A certificate representing the BEI Stock issued to DOE-HS will be delivered to DOE-HS, or its designee, within three business days following the Valuation Date.

iii.

Up to and including the close of trading on the NASDAQ Stock Market on September 10, 2015, BEI may choose any date as the Valuation Date, provided that the trading price of the BEI Stock as reported on the NASDQ Stock Market is no greater than $0.81 (EIGHTY-ONE CENTS), unless HS has earlier chosen a different Valuation Date as set forth in Paragraph 1.b.iv below.  The election shall be made by sending an e-mail to sib@paclawteam.com within three hours after the close of trading on the NASDAQ Stock Market.

iv.

Between September 8, 2015 and up to and including the close of trading on the NASDAQ Stock Market on September 10, 2015, NEP may choose any date as the Valuation Date, provided that the trading price of the BEI Stock as reported on the NASDQ Stock Market is no less than $0.77 (SEVENTY SEVEN CENTS), unless BEI has earlier chosen a different Valuation Date as set forth in Paragraph 1.b.iii above.  The election shall be made by sending an e-mail to bbushnell@bushnelllawgroup.com within three hours after the close of trading on the NASDAQ Stock Market.

v.

If neither BEI nor NEP makes an election of the Valuation Date before the close of trading on the NASDAQ Stock Market on September 10, 2015, then the Valuation Date shall be September 10, 2015.

vi.

BEI shall file a registration statement with the Securities and Exchange Commission (“SEC”) to register the resale of the BEI Stock by DOE-HS in accordance with paragraph 16 below.

vii.

 It is the Parties’ understanding that after six (6) months from the date of issuance, the BEI Stock will become freely transferrable under Rule 144 of the Securities Act of 1933 (the “Six Month Period”).  The Parties have agreed that in the event registration of the BEI Stock as referenced above, is not declared effective by the SEC within a sixty (60) day period from the date of issuance of  the BEI Stock pursuant to Paragraph 1(b)(ii) above, BEI will pay a penalty of $89 per day for each day beginning the sixty-first (61st) day up and until the day before registration of BEI Stock is declared effective or the last day of the Six Month Period, whichever occurs first.   In addition, if the registration of the BEI Stock, after being declared effective, becomes ineffective at any time after the above-referenced sixty (60) day period, BEI will pay a penalty of $89 per day for each day that the stock remains ineffective up and until the day before registration of BEI Stock is again declared effective or the last day of the Six Month Period, whichever occurs first.  Payment of the total penalty amount shall made within five (5) days from the date the  registration is declared effective or five (5) days from the last day of the Six Month Period, whichever is sooner.

viii.

It is further understood that the open sale on the NASDAQ Stock Market by DOE-HS of the BEI Stock is subject to the limitations set forth in Lock-up Leak Out Agreement (Exhibit 2) to this Settlement Agreement, but that HS shall be free to seek a Private Placement sale, subject to the ordinary restrictions on such sales including any limitations on the sale as set forth in the Lock-up Leak-Out Agreement (Exhibit 2) are assumed by the buyer in the private offering.

2.

Retention of Jurisdiction for Enforcement.   Keith Hunter, a member of the Arbitration Panel in the DPR Arbitration (the “Enforcing Arbitrator”), shall retain jurisdiction individually to enforce this Settlement Agreement, subject to the following terms and conditions:  In the event that the payment in full of the Cash or the transfer in full of the BEI Stock does not take place within the time limits set forth herein, HS and NEP may, no earlier than five days after the deadline has been passed, request that the Enforcing Arbitrator enter a Final Award against BES and BEI for the amount of any payment required by the Settlement Agreement that has not been made.   BES and BEI agree that they will not contest the entry of the Award if such payment in full for the cash pursuant to Paragraph 1(a) and the stock transfer pursuant to Paragraph 1(b) has not been made.  As part of the request for the entry of the Award, HS and NEP may provide the Enforcing Arbitrator with a copy of this Settlement Agreement, which shall be viewed in camera and kept in confidence by the Enforcing Arbitrator and not made part of any official record.  If the Arbitrator grants an Award it may thereafter be confirmed in any Court of competent jurisdiction. In the event partial payment under this Agreement has been made, the Award shall not exceed the amount of the balance of consideration owed under this Agreement.

3.

Release by BEI AND BES.   BEI and BES, RELEASE, ACQUIT, AND FOREVER DISCHARGE HS, NEP, BridgeBank, Enertis Solar, S.L, Stellavise LLP and Matt Baxley, and their attorneys, officers, directors, shareholders, partners, board members, lenders, employees, consultants, representatives, agents, predecessors, successors, assigns, subsidiaries, parent corporations, divisions, joint venturers and affiliated entities from and on account of any and all claims, rights, demands, debts, liabilities, controversies, or causes of action, known or unknown, asserted or unasserted, liquidated or unliquidated, fixed or contingent, or of any nature whatsoever arising out of or relating to money owed, damages, or other injury incurred by BEI and/or BES relating to the Photovoltaic Projects, the MOUs, the EPC Agreements (including termination thereof, the role of the Independent Engineer thereunder and the role of the BridgeBank thereunder), the Xnergy Action, the DOE Action, the DPR Arbitration, and any related agreements or contracts, with the exception of the obligations created by this Settlement Agreement, and Exhibit 2 including the right to seek to enforce the same pursuant to paragraph 2 above.   BEI and BES represent and warrant that they own and are hereby releasing them from all claims which could have been asserted by them in the Xnergy Action, the DOE Action, the DPR Arbitration.   This release includes a waiver of all claims known and unknown, and the parties hereby waive the provisions of California Civil Code section 1542.  BEI and BES shall indemnify, defend and hold harmless HS and NEP from and against any and all loss, expense or liability form claims or actions made by BEI or BES, or anyone claiming by through or under either of them, their successors, assigns, subsidiaries or affiliates, arising out of, based upon or relating to the claims and liabilities released hereunder.

4.

Release by HS AND NEP.   HS and NEP, RELEASE, ACQUIT, AND FOREVER DISCHARGE BEI and BES, and their attorneys, accountants, officers, directors, shareholders, partners, members, lenders, insurers, reinsurers, employees, consultants, representatives, agents, predecessors, successors, assigns, subsidiaries, parent corporations, divisions, joint venturers and affiliated entities from and on account of any and all claims, rights, demands, debts, liabilities, controversies, or causes of action, known or unknown, asserted or unasserted, liquidated or unliquidated, fixed or contingent, or of any nature whatsoever arising out of or relating to the Photovoltaic Projects, the MOUs, the EPC Agreements (including termination thereof, the role of the Independent Engineer thereunder and the role of the BridgeBank thereunder), the Xnergy Action, the DOE Action, the DPR Arbitration, and any related agreements or contracts, with the exception of the obligations created by this Settlement Agreement.   HS and NEP represent and warrant that they own and are hereby releasing them from all claims which could have been asserted by them in the Xnergy Action, the DOE Action, the DPR Arbitration. This release includes a waiver of all claims known and unknown, and the parties hereby waive the provisions of California Civil Code section 1542.  HS and NEP shall indemnify, defend and hold harmless BEI and BES from and against any and all loss, expense or liability form claims or actions made by HS and/or NEP, or anyone claiming by through or under either of them, their successors, assigns, subsidiaries or affiliates, arising out of, based upon or relating to the claims and liabilities released in this paragraph.

5.

Covenant Not to Sue.   BEI and BES further agree that, for the consideration stated above, they will never institute, prosecute or in any way aid in the institution or prosecution any action, complaint or suit at law or in equity, nor assign any claims as against the DOE or HP Solar, whether known or unknown, asserted or unasserted, liquidated or unliquidated, fixed or contingent, or of any nature whatsoever arising out of or relating to or capable of assertion in the Photovoltaic Projects, the MOUs, the EPC Agreements (including termination thereof, the role of the Independent Engineer thereunder and the role of the BridgeBank thereunder), the Xnergy Action, the DOE Action, the DPR Arbitration, and any related agreements or contracts, provided that if the DOE or HP Solar, or any third party, institutes any action against BEI and/or  BES, or their respective parents, subsidiaries or affiliates, of any nature whatsoever arising out of or relating in any way to the Photovoltaic Projects, the MOUs, the EPC Agreements (including termination thereof, the role of the Independent Engineer thereunder and the role of the BridgeBank thereunder), the Xnergy Action, the DOE Action, the DPR Arbitration, then this covenant not to sue shall be of no force or effect with respect to any actions, claims or defense that BEI or BES may assert in such action.

6.

Dismissal of the Claims.   Upon receipt of the compensation referenced in Paragraph 2, the Parties will stipulate to dismiss with prejudice all remaining claims and all remaining parties in the Xnergy Action, the DOE Action and the DPR Arbitration, with each party to bear its own costs and fees, provided that it is understood that HP Solar must also execute the stipulation as it relates to the DOE Action, otherwise that Stipulation will be limited to all remaining claims and parties other than HP Solar.

7.

Confidentiality.  The Parties shall insure that the terms of this Settlement Agreement, including the amount of compensation under the terms of this Settlement Agreement, are to be kept confidential, except to the extent that disclosure is necessary to seek legal advice and/or tax advice with respect to the Settlement Agreement, or required by process of law or by other duty to disclose imposed on a publicly traded corporation.

8.

Non-Disparagement.  The Parties agree not to make any statements, written or verbal, or cause or encourage others to make any statements, written or verbal, that defame, disparage or in any way criticize the business reputation, practice or conduct of the Parties, their agents, employees, directors, members, and officers.  The Parties acknowledge and agree that this prohibition extends to statements, written or verbal, made to any person or any entity.  The Parties further acknowledge and agree that any breach of this provision is a material breach of this Settlement Agreement and would irreparably harm the non-breaching Party or Parties.

9.

Careful Review and Understanding of Agreement.  The Parties to this Settlement Agreement acknowledge that they have carefully read this Settlement Agreement, fully understand its terms and provisions, and have not relied on any representations or statements of the other Parties.  With respect to the subject matter of the Settlement and this Settlement Agreement, this Settlement Agreement is entered into voluntarily.  Each Party warrants and represents that it understands that it is relinquishing and releasing in their entirety any and all claims it has or may have against each other in the Xnergy Action, the DOE Action and the DPR Arbitration.

10.

Binding Effect.  This Settlement Agreement shall be binding upon and inure to the benefit of the Parties and their heirs, legal representatives, attorneys, shareholders, officers, directors, employees, agents, divisions, parent companies, subsidiaries or affiliated corporations, successors, and assigns.

11.

Acknowledgment of Consideration.  The Parties acknowledge that the payments to be made together with the covenants contained in this Settlement Agreement provide good and sufficient consideration for every promise, duty, release, obligation, and right contained in this Settlement Agreement.

12.

Integration Clause.  The provisions of this Agreement comprise all of the terms, conditions, agreements, and representations of the Parties respecting the Xnergy Action, the DOE Action and the DPR Arbitration and the settlement reached herein..  This Settlement Agreement supersedes all prior agreements, arrangements, and understandings, if any, relating to the subject matter hereof and may be amended only by an instrument in writing executed jointly by the Parties.  All representations and promises made by any Party to another, whether in writing or orally concerning the Xnergy Action, the DOE Action and the DPR Arbitration Lawsuit, and the settlement and dismissal thereof, are understood by the Parties to be merged into the Agreement.

13.

No Admission.  It is fully understood by the Parties that this Settlement Agreement constitutes a settlement of disputed claims in order to avoid further trouble, litigation, and expense, and that nothing herein shall constitute or imply an admission of liability of any kind or character by the Parties.

14.

Severability.  If any portion or portions of this Settlement Agreement may be held by the Enforcement Arbitrator or a court of competent jurisdiction to conflict with any federal, state, or local law, and as a result such portion or portions are declared to be invalid and of no force and effect in such jurisdiction, all remaining provisions of this Settlement Agreement shall otherwise remain in full force and effect and be construed as if such valid portion or portions has not been included herein.

15.

Construction and Interpretation.  Since all Parties have consented to the form of this document, it is agreed that the provisions are not to be construed and/or interpreted against any Party.

14.

Choice of Law.  The Parties agree that this Settlement Agreement, and any disputes arising out of it, shall be governed under the laws of the State of Hawai‘i.

15.

Counterparts/Effectiveness of Facsimile Signatures.  This Settlement Agreement may be executed in any number of counterparts, and all said counterparts when executed and delivered, each to be deemed an original, shall constitute one and the same instrument.  Scanned signatures shall constitute sufficient original signatures to make this Agreement fully binding.  This Agreement shall not be effective until executed by each Party.

16.

Registration Statement.

a.

Defined Terms. In addition to the terms defined elsewhere in this Settlement Agreement, the following terms have the meanings set forth below:

“Effectiveness Deadline” means either: (i) if BEI receives comments to the Registration Statement from the SEC, 60 days after the BEI Stock is issued hereunder or is required to be issued hereunder, or (ii) five Business Days after the date that BEI is notified by the SEC that the Registration Statement will not be “reviewed.”

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Filing Deadline” means the third day after the Valuation Date.

“Person” means an individual, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, limited liability company, entity or governmental entity.

“Prospectus” means the prospectus used in connection with a Registration Statement and any amendments or supplements thereto.

“Registration Expenses” means all expenses arising from or incident to the registration of Registrable Shares in compliance with this Agreement, including (i) registration and filing fees payable to the SEC and any stock exchange, (ii) fees and expenses incurred in connection with complying with any securities or blue sky laws, and (iii) all printing, filing and delivery expenses, (iv) the fees, charges and disbursements of counsel to BEI and of its independent public accountants.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

b.

Filing. BEI shall, as soon as commercially reasonable, but in any event not later than the Filing Deadline, file a registration statement on Form S-3 with the SEC in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect) (the “Registration Statement”) to register the resale of the BEI Stock issued hereunder (the “Registrable Shares”). BEI shall use its commercially reasonable efforts to cause the Registration Statement to become effective by the Effectiveness Deadline.  If the Registration Statement does not become effective by the Effectiveness Deadline for any reason, the remedies of DOE HS, HS, and NEP against BEI and/or BES are limited to the per diem penalty provided in paragraph 1.b.vii above. BEI shall include in the Registration Statement, such information provided by DOE-HS to BEI to the extent necessary and in a manner so that, upon effectiveness of the Registration Statement, DOE-HS shall be named, to the extent required by the rules promulgated under the Securities Act, as a selling security holder and be permitted to deliver (or be deemed to deliver) a Prospectus relating to the Registration Statement to purchasers of the Registrable Shares in accordance with applicable law. BEI shall use commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until all Registrable Shares have been sold, thereunder or pursuant to Rule 144 (such period, the “Registration Statement Term”).

c.

Certain Notifications.  In connection with BEI's registration obligations hereunder, BEI shall: (i) notify DOE-HS, at any time when a Prospectus is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and (ii) in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any Registrable Shares included in such Registration Statement for sale in any jurisdiction, BEI will notify DOE-HS and use commercially reasonable efforts to obtain the withdrawal of such order.

d.

Indemnification.

i.

BEI shall indemnify and hold harmless, to the fullest extent permitted by law, DOE-HS, its directors, officers, fiduciaries, employees and stockholders, members or general and limited partners (and the directors, officers, employees and stockholders, members or general and limited partners thereof) against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) in respect thereof (collectively, “Claims”) and expenses (including reasonable fees of counsel and any amounts paid in any settlement effected with BEI’s prior written consent) to which each such indemnified party may become subject under the Securities Act, the Exchange Act or other federal or state law or otherwise, insofar as such Claims or expenses arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, under which the Registrable Shares were registered under the Securities Act, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the indemnity agreement contained in this paragraph shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of BEI (which consent shall not be unreasonably withheld or delayed), nor shall BEI be liable to any indemnified party in any such case to the extent such Claim or expense arises out of or is based upon (A) a Violation which occurs in reliance upon and in conformity with written information furnished to BEI or its representatives by such indemnified party specifically for use therein, or (B) any action or omission by any indemnified party in violation of this Agreement or applicable law.

ii.

DOE-HS, HS and NEP shall indemnify and hold harmless, to the fullest extent permitted by law, BEI, each of its officers, directors and employees, each Person who controls BEI within the meaning of the Securities Act, against any and all Claims and expenses (including reasonable fees of counsel and any amounts paid in any settlement effected with DOE-HS, HS and NEP’s prior written consent) to which each such indemnified party may become subject under the Securities Act, the Exchange Act or other federal or state law or otherwise, insofar as such Claims or expenses arise out of or are based upon any Violation, if such Violation was made in reliance upon and in conformity with written information furnished to BEI or its representatives by DOE-HS, HS and/or NEP specifically for use therein; provided, however, that the indemnity agreement contained in this paragraph shall not apply to amounts paid in settlement of any such Claim if such settlement is effected without the prior written consent of DOE-HS, HS and NEP (which consent shall not be unreasonably withheld or delayed).

iii.

Any Person entitled to indemnification under the preceding paragraphs shall notify promptly the indemnifying party in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to the preceding paragraphs, but the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under the preceding paragraphs except to the extent the indemnifying party is materially prejudiced thereby and shall not relieve the indemnifying party from any liability that it may have to any indemnified party otherwise than under the preceding paragraphs.

In case any action or proceeding is brought against an indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and to assume the defense thereof jointly with any other indemnifying party similarly notified, to the extent that it chooses, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party that it so chooses, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within 20 days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so; or (ii) if such indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal defenses available to such indemnified party that are not available to the indemnifying party; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, except to the extent any indemnified party or parties reasonably shall have concluded that there may be legal defenses available to such party or parties which are not available to the other indemnified parties or to the extent representation of all indemnified parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the indemnifying party shall be liable for any reasonable expenses therefor.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

iv.

If for any reason the foregoing indemnity is unavailable or is insufficient to hold harmless an indemnified party under the preceding paragraphs, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to such offering of securities.  The relative fault shall be determined by reference to, among other things, whether the Violation relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such Violation.  If, however, the allocation provided in the second preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations.  The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this paragraph.

The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  Notwithstanding anything in this paragraph to the contrary, no indemnifying party (other than BEI) shall be required pursuant to this paragraph to contribute any amount in excess of the gross proceeds received by such indemnifying party from the sale of Registrable Shares in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate, less the amount of any indemnification payment made by such indemnifying party pursuant to paragraph 16(e)(ii) above.

v.

The indemnity and contribution provisions agreements contained in this paragraph 16 shall be in addition to any other rights to indemnification or contribution that any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of the Registrable Shares by any such party.

e.

Registration Expenses. All Registration Expenses shall be borne by BEI.

f.

Rule 144.  With a view to making available to DOE-HS the benefits of Rule 144 and other rules and regulations of the SEC that may at any time permit DOE-HS to sell securities of BEI to the public without registration, BEI covenants that it will (i) use its commercially reasonable efforts to file in a timely manner all reports and other documents required, if any, to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted thereunder and (ii) make available information necessary to comply with Rule 144, if available with respect to resales of the Registrable Shares under the Securities Act, at all times, all to the extent required from time to time to enable DOE-HS to sell Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by (x) Rule 144 (if available with respect to resales of the Registrable Shares) or (y) any other rules or regulations now existing or hereafter adopted by the SEC.

17.

Representations Regarding BEI Stock. BEI hereby represents and warrants to NEP and DOE-HS that:

a.

Issuance of Stock. The shares of BEI Stock are duly authorized and, when issued as set forth in this Settlement Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens other than liens and restrictions on transfer provided for in the Lock-up Leak-Out Agreement (Exhibit 2) and due to such shares being restricted securities. The issuance of the BEI Stock hereunder does not contravene the rules and regulations of the Nasdaq Stock Market.

b.

S-3 Eligibility. BEI is eligible to file the Registration Statement as is contemplated by paragraph 16 above.

c.

SEC Reports.  BEI has filed all reports, schedules, forms, statements and other documents required to be filed by BEI under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since January 1, 2013 (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports (i) were complete and accurate in all material respects and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable.  Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof, (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a material adverse effect on BEI or its business, and (ii) BEI has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in its financial statements pursuant to GAAP or disclosed in filings made with the SEC.

Signature page follows

IN WITNESS WHEREOF, the Parties consent to this Settlement Agreement in each and every respect, and agree to perform the obligations assumed hereunder.

Blue Earth Solar, Inc. By: /s/ Robert Potts Its President	Hawaii Solar, LLC By: /s/ Jeremy Conner Its

Blue Earth, Inc. By: /s/ Robert Potts Its President	National Energy Partners, LLC By: /s/ Jeremy Conner Its

Approved as to Form: /s/ Blake W. Bushnell John H. Osorio, Esq. Blake W. Bushnell, Esq. Attorneys for Blue Earth Solar, Inc. (formerly known as Xnergy) and Blue Earth, Inc.	Approved as to Form: /s/ Scott I. Batterman Gerald S. Clay, Esq. Scott I. Batterman, Esq. Attorneys for Hawaii Solar, LLC and National Energy Partners, LLC